AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger ("Agreement") by and between Cerro Mining Corporation ("Cerro") and Maxxon, Inc. ("Maxxon").

     WHEREAS, Maxxon was formed to develop, test, improve, market and secure government approval for a new safety syringe; and

     WHEREAS, Cerro owns but plans to sell certain mining properties; and

     WHEREAS, the parties desire to provide for the terms and conditions upon which Maxxon will merge into Cerro in a statutory merger "Merger") under Section 1082 of the Oklahoma General Corporation Act and Section 92A.100 et. seq of the Nevada Revised Statutes ("Act"); and

     WHEREAS, for federal income tax purposes, it is intended that the merger qualify as a tax-free reorganization within the meaning of Section 368(A)(1)(a) of the Internal Revenue Code of 1986, as amended ("Code").

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.01. The Merger

     (a) Agreement to Merge. Subject to the terms and conditions of this Agreement, at the Effective Time, as defined below, Maxxon shall be merged with and into Cerro in accordance with the provisions of the Agreement and the Act, the separate corporate existence of Maxxon shall cease, and Cerro shall continue as the surviving corporation ("Surviving Corporation"). The constituent corporations ("Constituent Corporations") to the Merger are Cerro and Maxxon. The name of Cerro, as the Surviving Corporation, shall be changed by reason of the Merger to "Maxxon, Inc."

     (b) Effective Time. The Merger shall become effective ("Effective Time") at the time of filing of the Articles of Merger substantially in the form attached as Exhibit A ("Articles of Merger") with the Secretary of State of the State of Nevada in accordance with applicable provisions of the Act.

     (c) Effect of the Merger. At the Effective Time, all rights, powers, privileges, franchises, licenses and permits of the Constituent Corporations and all property, real, personal and mixed, shall be vested in the Surviving Corporation; and all debts, duties, liabilities and claims of every kind, character and description of the Constituent Corporations shall be debts, duties, liabilities and claims of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, duties, liabilities and claims had been incurred by it. All rights of creditors of the Constituent Corporations and all liens upon property of either Constituent Corporation shall be preserved unimpaired and shall not be altered in any way by reason of the Merger.

     1.02. Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

     (i) Each share of Common Stock of Maxxon which is issued and outstanding shall be converted automatically into one (1) share of Common Stock of Cerro.

     (ii) All issued and outstanding options, warrants or similar rights to purchase Common Stock of Maxxon at the Effective Time shall by reason of the Merger and without action on the part of the holders thereof be automatically converted into options, warrants or similar rights to purchase one (1) share of Common Stock of Cerro for each share covered by such options, warrants or similar rights upon the same terms and conditions as if issuable by Maxxon upon the exercise of such options immediately prior the Effective Time.

     (iii) Each share of Common Stock of Cerro issued and outstanding at the Effective Time shall remain issued and outstanding as one share of capital stock of Cerro.

     1.03. Effect of Merger.

     (a) Rights in Maxxon Cease. At and after the Effective Time, the holder of each certificate of Common Stock of Maxxon shall cease to have any rights as a stockholder of Maxxon. All dividends or other distributions with respect to Maxxon common stock prior to the Effective Time shall be payable without interest upon surrender of certificates representing Maxxon Common Stock.

     (b) Closure of Maxxon Stock Records. From and after the Effective Time, the stock transfer books of Maxxon shall be closed, and there shall be no further registration or transfers on the stock records of Maxxon.

     1.04. Articles of Incorporation of the Surviving Corporation. Automatically upon the occurrence of the Effective Time, the Articles of Incorporation of Cerro from and after the Effective Time shall be amended to read as set forth in paragraph 5 of Exhibit A hereto until thereafter amended in accordance with applicable law.

     1.05.  Bylaws  of  The  Surviving   Corporation.   Automatically  upon  the
occurrence of the Effective Time, the Bylaws of Cerro from and after the Effective Time shall be amended as set forth in Exhibit B until amended in accordance with applicable law.

     1.06. Directors of The Surviving Corporation. Automatically upon the occurrence of the Effective Time, the directors of Cerro immediately prior to the Effective Time shall resign as the directors of Cerro, and the directors of Maxxon immediately prior to the Effective Time shall become the directors of the Surviving Corporation until their respective successors are elected and duly qualified.

     1.07. Officers of the Surviving Corporation. The officers of Cerro immediately prior to the Effective Time shall resign as the officers of Cerro, and the officers of Maxxon immediately prior to the Effective Time shall become of the officers of the Surviving Corporation until their respective successors are duly elected and qualified.

     1.08. Closing. The Closing of the Merger shall take place at the offices of Maxxon at 8908 South Yale, Suite 409, Tulsa Oklahoma 74137 at 5:00 p.m. local time on the date on which the last condition set forth herein is fulfilled or waived or at such time and place as the parties agree ("Closing Date").

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.01. General Representations and Warranties. Each party represents to the other that:

     (i) It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and that it is not required to be qualified or licensed to do business as a foreign corporation in any other jurisdiction.

     (ii) The execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by its Board of Directors and Shareholders, and no other corporate action on its part is necessary in order to execute, deliver, consummate and perform its obligations hereunder.

     (iii) The execution, delivery, performance and consummation of the Merger and the transactions contemplated hereby do not violate any obligation to which it is a party and will not create a default thereunder.

     (iv) There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Merger or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets or prospects.

     (v) No statement made by it herein or in the exhibits hereto or any document delivered by it or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements therein not misleading in any material respect.

     (vi) It has incurred no finder=s, broker=s, investment banking, financial, advisory or other similar fee for which the other shall be liable by reason of the Merger or otherwise.

     (vii) All issued and outstanding shares have been validly issued and are fully paid and non-assessable and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws.

     (viii) There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of its common stock or securities convertible into shares of its common stock to anyone for any reason whatsoever.

     2.02 Representations by Cerro. Cerro represents to the parties that its authorized capital consists of 25,000,000 shares of Common Stock, par value $.001 per share and at the date hereof, 2,256,000shares of its Common Stock are issued and outstanding; and no shares were held in its treasury, except that at the Effective Time of the Merger 1,725,000 shares of Cerro's Common Stock shall be held in treasury. All issued and outstanding shares have been validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of its Common Stock or securities convertible into shares of its Common Stock to anyone for any reason whatsoever, except that warrants to purchase 250,000 shares of Common Stock of Cerro at an exercise price of $2.00 per share are outstanding. By reason of the Merger, the Surviving Corporation shall issue 7,758,000 shares of its Common Stock to shareholders of Maxxon in exchange for certificates representing shares of Maxxon Common Stock and such newly issue shares shall be validly issued, fully paid and non-assessable shares upon such exchange.

     2.03. Representations by Maxxon. Maxxon represents to the parties that its authorized capital consists of 25,000,000 shares of Common Stock, par value $.01 per share; at the date hereof, 7,578,000 shares of its Common Stock are issued and outstanding to Maxxon; and no shares were held in its treasury. All issued and outstanding shares have been validly issued and are fully paid and non-assessable and have not been issued in violation of any preemptive or other rights of any other person or applicable laws. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of its Common Stock or securities convertible into shares of its Common Stock to any person for any reason whatsoever.

                                   ARTICLE III
                          TRANSACTIONS PRIOR TO CLOSING

     3.01. Corporate Approvals. Prior to Closing, each of the parties shall submit this Agreement to its Board of Directors and Shareholders and obtain approval thereof. Copies of corporate actions taken shall be provided to each party.

     3.02. Access to Information. Each party agrees to permit upon reasonable notice the attorneys, accountants, and other representatives of the other parties reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

     3.03. Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Merger and the transactions contemplated hereby.

     3.04. Covenants. Except as permitted in writing, each party agrees that it will:

     (i) Pending completion of the Merger, conduct its business in accordance with its ordinary, usual and normal course of business, and consistent with its past practices and use its good faith efforts to preserve intact its business organization, key employees, good will and business relationships;

     (ii) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Merger;

     (iii) Notify the other parties upon the occurrence of any event which would
have  a  materially   adverse  effect  upon  the  Merger  or  the   transactions
contemplated hereby or upon the business, assets or results of operations; and

     (iv) Not enter into any material agreement not in the ordinary course of its business and not to modify its corporate structure or otherwise act outside the ordinary course of its business, except as necessary or advisable in order to consummate the Merger and the transactions contemplated hereby.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     The obligation of the parties to consummate the Merger and the transactions contemplated hereby are subject to the following conditions which may be waived to the extent permitted by law:

     (i) Each party must obtain the approval of its Board of Directors and Shareholders in accordance with applicable law, and such approval shall not have been rescinded or restricted.

     (ii) Each party shall obtain all  requisite  licenses,  permits,  consents,
authorizations   and   approvals   required  to  complete  the  Merger  and  the
transactions contemplated hereby.

     (iii) There shall be no effective injunction, writ or preliminary restraining order or other order of a similar nature issued by any court or governmental agency having jurisdiction directing that the Merger or the transactions contemplated hereby shall not be consummated.

     (iv) The representations and warranties of the parties shall be true and correct in all material respects at the Effective Time.

                                    ARTICLE V

                                  MISCELLANEOUS

     Neither party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties hereto. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties. This Agreement shall be binding upon and enure to the benefit of the parties and their respective permitted successors and assigns. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth herein. No statement or agreement, oral or written, made prior to or at the execution hereof and no prior course of dealing or practice by either party shall vary or modify the terms set forth herein without the prior consent of the other parties hereto. This Agreement may be amended only by a written document signed by the parties. Notices or other communications required to be made in connection with this Agreement shall be delivered to the parties at the address set forth below or at such other address as may be changed from time to time by giving written notice to the other parties. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their authorized representatives the 9th day of May, 1997.

                             CERRO MINING CORPORATION.

                             By _______________________________
                             Thomas Moon, President

                             MAXXON, INC.

                             By _______________________________
                             Gifford Mabie, Chairman and President

PROVINCE OF British Columbia     )
                                 )       ss

COUNTY OF ___________            )

     On the 15th day of May, 1997 before the undersigned personally appeared Thomas Moon, who acknowledged that he is President of Cerro Mining Corporation, and Carolyn Burns who acknowledged to me that she is Corporate Secretary of Cerro Mining Corporation, and the each is authorized to execute the above instrument in their respective capacities and for the purposes contained herein and that the above instrument is true and correct for all purposes.

     In witness, I set my hand and official seal.

                                           ---------------------------
                      Notary Public in and for The Province
                                           of British Columbia

[seal]

My commission expires:

----------------------



STATE OF OKLAHOMA )
                  )       ss

COUNTY OF TULSA   )

     On the 19th day of May, 1997 before the undersigned personally appeared Gifford Mabie, who acknowledged to me that he is President of Maxxon, Inc., and Rhonda Vincent, who acknowledged to me that she is Corporate Secretary of Maxxon, Inc., and the each is authorized to execute the above instrument in their respective capacities and for the purposes contained herein and that the above instrument is true and correct for all purposes.

     In witness, I set my hand and official seal.

                                                  -----------------------------
                         Notary Public in and for Tulsa
                                                  County, Oklahoma

[seal]
My commission expires:

---------------------

                               ARTICLES OF MERGER

    An Agreement and Plan of Reorganization  has been adopted in accordance with
Section 92A.190 and 92A.200 of the Nevada Revised Statutes by and between Cerro Mining Corporation ("Cerro"), a Nevada Corporation, and Maxxon, Inc. ("Maxxon"),

an Oklahoma Corporation.

    1. The Constituent Corporations are Cerro Mining Corporation, a Nevada corporation, and Maxxon, Inc. an Oklahoma corporation. As a result of the Merger, Maxxon, Inc. will cease to exist.

    2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each Constituent Corporation in accordance with 92A.100 et seq. of Nevada Revised Statutes and Title 18, Oklahoma Statutes, ss.

1082 of the Oklahoma Corporation Act.

    3. The Surviving Corporation is Cerro Mining Corporation.

    4. (a) The approval of Cerro shareholders is required because its corporate charter is being amended by reason of the Merger. Cerro has issued and outstanding 2,256,000 shares of its Common Stock, of which 2,000,000 shares (88% of shares outstanding) were voted for the Merger, which is sufficient for approval by the owners of Common Stock of Cerro. There are no other classes of securities of Cerro issued, outstanding or entitled to vote on the Merger.

       (b) The approval of Maxxon shareholders is required because it is ceasing to exist by reason of the Merger. Maxxon has issued and outstanding 7,578,000 shares of its Common Stock, of which 7,000,000 shares (92.37% of shares outstanding) voted for the Merger, which is sufficient for approval by the owners of Common Stock of Maxxon. There are no other classes of securities of Maxxon issued, outstanding or entitled to vote on the Merger.

    5. The Articles of Incorporation of the Surviving Corporation will be amended by reason of the Merger as follows:

       1. The name of the Surviving Corporation shall be changed to Maxxon, Inc.

       2. There shall be added the following Other Matters:

                               AMENDMENT OF BYLAWS

       The Board of Directors of the Corporation is expressly authorized and empowered to make, alter, amend or repeal the bylaws of the Corporation and to adopt new bylaws.

                         POSSIBLE CONFLICTS OF INTEREST

        No agreement or transaction involving the Corporation or any other corporation, partnership, proprietorship, trust, association or other entity in which the Corporation owns an interest or in which a director or officer of the Corporation has a financial interest shall be void or voidable solely for this reason or solely because any such director or officer is present at or participates in the approval of such agreement or transaction.

                                 INDEMNIFICATION

        To the full extent not prohibited by the law as in effect from time to time, the Corporation shall indemnify any person (and the heirs, executors and representatives of such person) who is or was a director, officer, employee or agent of the Corporation, or who, at the request of this Corporation, is or was a director, officer, employee, agent, partner, or trustee, as the case may be, of any other corporation, partnership, proprietorship, trust, association or other entity in which this Corporation owns an interest, against any and all liabilities and reasonable expenses incurred by such person in connection with or resulting from any claim, action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative in nature, and in connection with or resulting from any claim, action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative in nature, and in connection with an appeal relating thereto, in which such person is a party or is threatened to be made a party by reason of serving or having served in any such capacity.

                     NO DIRECTOR LIABILITY IN CERTAIN CASES

        To the maximum extent permitted by law as in effect from time to time, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of any fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director for: (i) any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or stock redemptions; or (iv) any transaction from which the director derived an improper personal benefit.

    6. An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 8908 South Yale, Suite 409, Tulsa, Oklahoma 74137.

    7. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation upon request and without cost to any stockholder of any Constituent Corporation.

    8. The Surviving Corporation acknowledges and agrees that (a) it may be served with process in the State of Oklahoma in any proceeding for enforcement of any obligation of any Constituent Corporation of Oklahoma, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any shareholders as determined in appraisal proceedings pursuant to the provisions of Section 1092 of Title 18, Oklahoma Statutes, and (b) it irrevocably appoints the Secretary of State of the State of Oklahoma as its agent to accept service of process in any such suit or other proceedings and it instructs the Secretary of State of the State of Oklahoma to address all such service of process to the Surviving Corporation's principal executive offices at 8908 South Yale, Suite 409, Tulsa, OK 74137, the address to which a copy of such process shall be mailed by the Secretary of State.

    IN WITNESS WHEREOF, these Articles of Merger have been duly executed by Maxxon, Inc., the Surviving Corporation, by its President and Secretary.

Dated: May 20, 1997

CERRO MINING CORPORATION                    MAXXON, INC.

By: __________________________              By: _____________________________
Thomas Moon, President                      Gifford Mabie, Chairman

ATTEST:                                     ATTEST:

------------------------------              ---------------------------------
Carolyn Burns, Secretary                    Rhonda Vincent, Secretary

                                                   ACKNOWLEDGMENTS

CITY OF Vancouver            )
                             )       ss

PROVINCE OF British Columbia )

    On the 20th day of May, 1997 before the undersigned personally appeared Thomas Moon, who acknowledged that he is President of Cerro Mining Corporation, and Carolyn Burns who acknowledged to me that she is Corporate Secretary of Cerro Mining Corporation, and the each is authorized to execute the above instrument in their respective capacities and for the purposes contained herein and that the above instrument is true and correct for all purposes.

    In witness, I set my hand and official seal.

                                          -----------------------------
                                          Notary Public in and for The Province
                                          of British Colubia

[seal]

My commission expires:

----------------------



STATE OF OKLAHOMA )
                  )       ss

COUNTY OF TULSA   )

         On the 20th day of May, 1997 before the undersigned personally appeared Gifford Mabie, who acknowledged to me that he is Chairman and Chief Executive Officer of Maxxon, Inc., and Rhonda Vincent, who acknowledged to me that she is Corporate Secretary of Maxxon, Inc., and the each is authorized to execute the above instrument in their respective capacities and for the purposes contained herein and that the above instrument is true and correct for all purposes.

                                    In witness, I set my hand and official seal.

                                    --------------------------
                                    Notary Public in and for Tulsa County,
                                          Oklahoma

[seal]
My commission expires:

-----------------------